Exhibit 99.1

Contact: Jack Herrmann
Phone: (208) 386-5532

August 25, 2004

Washington Group International Acquires Remaining Interest

In Westinghouse Government Services Businesses from BNFL

Boise, Idaho – Washington Group International, Inc. (NASDAQ: WGII) announced today that it has acquired BNFL’s interest in the former Westinghouse government services businesses that the two companies jointly purchased five years ago from CBS Corporation.  The acquisition is subject to concurrence by the United States Department of Energy (DOE), the businesses’ primary client.

The businesses manage highly complex facilities and programs for the DOE and the U.S. Department of Defense (DoD) and provide engineering, construction, management, and risk-analysis services for a variety of governmental markets.

“This action reinforces our commitment to this important market at a time when the DOE is embarking on an aggressive period of contract competition to accelerate the closure of many of its Cold War-era facilities and to bring new operating standards to its national security and scientific infrastructure,” said Stephen G. Hanks, Washington Group President and Chief Executive Officer.  “Our involvement with the DOE and its predecessor agencies dates back to the Manhattan Project and we look forward to continuing this mutually beneficial relationship in the future.”

Under the terms of the agreement, Washington Group will control the Westinghouse Government Services Company and the Westinghouse Government Environmental Services Company.  Washington Group will pay BNFL 40 percent of the profits from the existing legacy contracts of the two businesses, 40 percent of the profits on future Washington Group contracts at certain DOE sites and one DoD operation, and 10 percent of the profits from all other contracts Washington Group holds with DOE through September 30, 2012.  BNFL will not share in any losses of those businesses if they occur in the future, but it will maintain its portion of the liabilities the businesses incurred prior to the date of today’s buyout.

Washington Group International, Inc. provides the talent, innovation, and proven performance to deliver integrated engineering, construction, and management solutions for businesses and governments worldwide. With approximately 27,000 employees at work in over 40 states and more than 30 countries, the company provides professional, scientific, management, and development services in more than two dozen major markets.

Markets Served

Included among those markets are:  power generation, transmission and distribution, and clean air solutions; environmental remediation; heavy civil construction; mining; nuclear services; defense, homeland security, and global threat reduction; industrial, gas, chemical, and pharmaceutical processing; manufacturing; facilities operations and management; transportation; and water resources. The company’s Web site address is www.wgint.com.

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This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are identified by the use of forward-looking terminology such as may, will, could, should, expect, anticipate, intend, plan, estimate, or continue or the negative thereof or other variations thereof.  Such forward-looking statements are necessarily based on assumptions and estimates of management and are inherently subject to various risks and uncertainties.  Actual results may vary materially as a result of changes or developments in social, economic, business market, legal, and regulatory circumstances or conditions, both domestically and globally, as well as due to actions by our customers, clients, suppliers, business partners, or government bodies.  We are subject to numerous factors, including demand for new power generation and for modification of existing power facilities, public sector funding, demand for extractive resources, capital spending plans of our customer base, and spending levels and priorities of the U.S., state and other governments.  Results may also vary as a result of difficulties or delays experienced in the execution of contracts or implementation of strategic initiatives.  For additional risks and uncertainties impacting the forward-looking statements contained in this news release, please see “Note Regarding Forward-looking Information” and “Item 1. Business – Risk Factors” in Washington Group’s annual report on Form 10-K for fiscal year 2003.